Exhibit 10.8
OPTION GRANT NOTICE
UNDER THE
BLUE BUFFALO PET PRODUCTS, INC.
2015 OMNIBUS INCENTIVE PLAN
Blue Buffalo Pet Products, Inc. (the “Company”), pursuant to its 2015 Omnibus Incentive Plan (the “Plan”), hereby grants to the Participant set forth below the number of Options (each Option representing the right to purchase one share of Common Stock) set forth below, at an Exercise Price per share as set forth below. The Options are subject to all of the terms and conditions as set forth herein, in the Option Agreement (attached hereto or previously provided to the Participant in connection with a prior grant), and in the Plan, all of which are incorporated herein in their entirety. Capitalized terms not otherwise defined herein shall have the meaning set forth in the Plan.
Participant:

Date of Grant:

Vesting Reference Date:
Number of Options:
Exercise Price:

Option Period Expiration Date:

Type of Option:

Vesting Schedule:	Provided the Participant has not undergone a Termination at the time of each applicable vesting date (or event):
100% of the Options granted hereunder shall vest on the third anniversary of the Vesting Reference Date (the “Vesting Date”).

* * *

THE UNDERSIGNED PARTICIPANT ACKNOWLEDGES RECEIPT OF THIS OPTION GRANT NOTICE, THE OPTION AGREEMENT AND THE PLAN, AND, AS AN EXPRESS CONDITION TO THE GRANT OF OPTIONS HEREUNDER, AGREES TO BE BOUND BY THE TERMS OF THIS OPTION GRANT NOTICE, THE OPTION AGREEMENT AND THE PLAN.
BLUE BUFFALO PET PRODUCTS, INC.         PARTICIPANT1

________________________________        ________________________________
By:
Title:

____________

[1]
To the extent that the Company has established, either itself or through a third-party plan administrator, the ability to accept this award electronically, such acceptance shall constitute the Participant’s signature hereof.

OPTION AGREEMENT
UNDER THE
BLUE BUFFALO PET PRODUCTS, INC.
2015 OMNIBUS INCENTIVE PLAN
Pursuant to the Option Grant Notice (the “Grant Notice”) delivered to the Participant (as defined in the Grant Notice), and subject to the terms of this Option Agreement (this “Option Agreement”) and the Blue Buffalo Pet Products, Inc. 2015 Omnibus Incentive Plan (the “Plan”), Blue Buffalo Pet Products, Inc. (the “Company”) and the Participant agree as follows. Capitalized terms not otherwise defined herein shall have the same meaning as set forth in the Plan.
1. Grant of Option. Subject to the terms and conditions set forth herein and in the Plan, the Company hereby grants to the Participant the number of Options provided in the Grant Notice (with each Option representing the right to purchase one share of Common Stock), at an Exercise Price per share as provided in the Grant Notice. The Company may make one or more additional grants of Options to the Participant under this Option Agreement by providing the Participant with a new Grant Notice, which may also include any terms and conditions differing from this Option Agreement to the extent provided therein. The Company reserves all rights with respect to the granting of additional Options hereunder and makes no implied promise to grant additional Options.
2. Vesting. Subject to the conditions contained herein and the Plan, the Options shall vest as provided in the Grant Notice.
In the event the Participant’s employment or service to the Company is terminated by the Company due to the Participant’s death or Disability prior to the Vesting Date (as defined in the Grant Notice), then the Participant shall vest in an amount of Options equal to the product of (x) the number of Options indicated in the Grant Notice, and (y) a fraction, the numerator of which is the number of days between the Vesting Reference Date and the Participant’s termination date, and the denominator of which is the number of days between the Vesting Reference Date and the Vesting Date. Any unvested Options shall be forfeited to the Company by the Participant for no consideration as of the date of such termination.
3. Exercise of Options Following Termination. The provisions of Section 7(c)(ii) of the Plan are incorporated herein by reference and made a part hereof.
4. Method of Exercising Options. The Options may be exercised by the delivery of notice of the number of Options that are being exercised accompanied by payment in full of the Exercise Price applicable to the Options so exercised. Such notice shall be delivered either (x) in writing to the Company at its principal office or at such other address as may be established by the Committee, to the attention of the Chief Human Resources Officer or another officer designated by the Company; or (y) to a third-party plan administrator as may be arranged for by the Company or the Committee from time to time for purposes of the administration of outstanding Options under the Plan, in the case of either (x) or (y), as communicated to the Participant by the Company from time to time. Payment of the aggregate Exercise Price may be made using any of the methods described in Section 7(d)(i) or (ii) of the Plan; provided, that the Participant shall obtain written consent from the Committee prior to the use of the method described in Section 7(d)(ii)(A) of the Plan.
5. Issuance of Shares. Following the exercise of an Option hereunder, as promptly as practical after receipt of such notification and full payment of such Exercise Price and any required income or other tax withholding amount (as provided in Section 9 hereof), the Company shall issue or transfer, or cause such issue or transfer, to the Participant the number of shares with respect to which the Options have been so exercised, and shall either (a) deliver, or cause to be delivered, to the Participant a certificate or certificates therefor, registered in the Participant’s name or (b) cause such shares to be credited to the Participant’s account at the third-party plan administrator.
6. Company; Participant.
(a) The term “Company” as used in this Agreement with reference to employment shall include the Company and its subsidiaries.
(b) Whenever the word “Participant” is used in any provision of this Agreement under circumstances where the provision should logically be construed to apply to the executors, the administrators, or the person or persons to whom the Options may be transferred by will or by the laws of descent and distribution, the word “Participant” shall be deemed to include such person or persons.
7. Non-Transferability. The Options are not transferable by the Participant except to Permitted Transferees in accordance with Section 14(b) of the Plan. Except as otherwise provided herein, no assignment or transfer of the Options, or of the rights represented thereby, whether voluntary or involuntary, by operation of law or otherwise, shall vest in the assignee or transferee any interest or right herein whatsoever, but immediately upon such assignment or transfer the Options shall terminate and become of no further effect.
8. Rights as Stockholder. The Participant or a permitted transferee of the Options shall have no rights as a stockholder with respect to any share of Common Stock covered by an Option until the Participant shall have become the holder of record or the beneficial owner of such Common Stock, and no adjustment shall be made for dividends or distributions or other rights in respect of such share of Common Stock for which the record date is prior to the date upon which the Participant shall become the holder of record or the beneficial owner thereof.
9. Tax Withholding. The provisions of Section 14(d) of the Plan are incorporated herein by reference and made a part hereof.
10. Clawback/Repayment. All Options shall be subject to reduction, cancellation, forfeiture or recoupment to the extent necessary to comply with (1) any clawback, forfeiture or other similar policy adopted by the Board or the Committee and as in effect from time to time, and (2) applicable law. In addition, if the Participant receives any amount in excess of the amount that the Participant should have otherwise received under the terms of this Option Agreement for any reason (including without limitation by reason of a financial restatement, mistake in calculations or other administrative error), the Participant shall be required to repay any such excess amount to the Company.
11. Detrimental Activity. Notwithstanding anything to the contrary contained in the Plan, the Grant Notice or this Option Agreement, if a Participant has engaged or engages in any Detrimental Activity, the Committee may, in its sole discretion, (1) cancel any or all of the Options, and (2) the Participant will forfeit any gain realized on the vesting of such Options, and must repay the gain to the Company.
12. Change in Control. If a Change in Control occurs and the Participant's employment is terminated by the Company without Cause or by the Participant for Good Reason within 12 months following the Change in Control and prior to the Vesting Date, the Participant shall vest in an amount of Options equal to the product of (x) the number of Options indicated in the Grant Notice, and (y) a fraction the numerator of which is the number of days of the 3 year vesting period for which the Participant was employed by the Company plus 365 days, and the denominator of which is the number of days between the Vesting Reference Date and the Vesting Date. For purposes of this Agreement Good Reason means
     (a) a material reduction in the Participant's base salary;
     (b) a material reduction in the Participant's target annual bonus opportunity;
     (c) a relocation of the Participant's principal place of employment by more than 50 miles;
     (d) the Company's failure to obtain an agreement from any successor to the Company to assume and agree to perform the obligations under the Plan in the same manner and to the same extent that the Company would be required to perform, except where such assumption occurs by operation of law; or
     (e) a material, adverse change in the Participant's authority, duties or responsibilities (other than temporarily while the Participant is physically or mentally incapacitated or as required by applicable law).
The Participant cannot terminate his or her employment for Good Reason unless he or she has provided written notice to the Company of the existence of the circumstances providing grounds for termination for Good Reason within 60 days of the initial existence of such grounds and the Company has had at least 30 days from the date on which such notice is provided to cure such circumstances.

12. Notice. Every notice or other communication relating to this Agreement between the Company and the Participant shall be in writing, and shall be mailed to or delivered to the party for whom it is intended at such address as may from time to time be designated by it in a notice mailed or delivered to the other party as herein provided; provided that, unless and until some other address be so designated, all notices or communications by the Participant to the Company shall be mailed or delivered to the Company at its principal executive office, to the attention of the Chief Human Resources Officer or another officer designated by the Company, and all notices or communications by the Company to the Participant may be given to the Participant personally or may be mailed to the Participant at the Participant’s last known address, as reflected in the Company’s records. Notwithstanding the above, all notices and communications between the Participant and any third-party plan administrator shall be mailed, delivered, transmitted or sent in accordance with the procedures established by such third-party plan administrator and communicated to the Participant from time to time.
13. No Right to Continued Service. This Agreement does not confer upon the Participant any right to continue as an employee or service provider to the Company.
14. Binding Effect. This Agreement shall be binding upon the heirs, executors, administrators and successors of the parties hereto.
15. Waiver and Amendments. Except as otherwise set forth in Section 13 of the Plan, any waiver, alteration, amendment or modification of any of the terms of this Agreement shall be valid only if made in writing and signed by the parties hereto; provided, however, that any such waiver, alteration, amendment or modification is consented to on the Company’s behalf by the Committee. No waiver by either of the parties hereto of their rights hereunder shall be deemed to constitute a waiver with respect to any subsequent occurrences or transactions hereunder unless such waiver specifically states that it is to be construed as a continuing waiver.
16. Governing Law. This Agreement shall be construed and interpreted in accordance with the laws of the State of Delaware, without regard to the principles of conflicts of law thereof. Notwithstanding anything contained in this Option Agreement, the Grant Notice or the Plan to the contrary, if any suit or claim is instituted by the Participant or the Company relating to this Option Agreement, the Grant Notice or the Plan, the Participant hereby submits to the exclusive jurisdiction of and venue in the courts of Delaware.
17. Plan. The terms and provisions of the Plan are incorporated herein by reference. In the event of a conflict or inconsistency between the terms and provisions of the Plan and the provisions of this Agreement, the Plan shall govern and control.